REGISTRATION RIGHTS AGREEMENT

        Registration Rights Agreement (the "Rights Agreement") is dated as of _____________, 2003, by and among Visual Bible
International, Inc., a Florida corporation (the "Company"), and each of the investors signatory hereto (each, an "Investor" and collectively, the "Investors").

        Each of the Investors has executed a B Unit subscription agreement (each, a "B Unit Subscription Agreement") for the purchase of B Units (as defined therein) consisting of certain B Unit Debentures, shares of Common Stock (as defined below) and warrants to purchase Common Stock. This Agreement is being executed in connection with the purchase of the B Units.

        Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the B Unit Subscription Agreement.

        In consideration of the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.      Definitions.

         (a) The term "Common Stock" means the shares of the Company's common stock, par value $0.001 per share, or any other securities into which the Common Stock may hereafter be converted or for which the Common Stock may be exchanged.

         (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Paragraph 8 of this Rights Agreement.

         (c)    The terms "register" "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (d) The term "Registrable Securities" means: (i) the shares of Common Stock held by any Investor or issuable or issued upon conversion of any other class or series of capital stock of the Company (including warrants) held by any Investor; and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by any person in a transaction in which its, his or her rights under this Rights Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities until they have: (x) been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; (y) been sold in a transaction under Rule 144 under the Securities Act; or (z) become eligible for sale pursuant to Rule 144(k) under the Securities Act.

         (e) The term "Securities Act" means the Securities Act of 1933, as amended.

         (f)    The term "SEC" means the Securities and Exchange
Commission.

        2.      Shelf Registration.

         (a) The Company will at its cost, on or before November 28, 2003 (the "Filing Date"), file a registration statement on an appropriate form under the Securities Act (the "Shelf Registration Statement") with the SEC, relating to the offer and sale of Registrable Securities by the Holders thereof from time to time in accordance with Rule 415 under the Securities Act and will timely undertake any and all necessary or appropriate actions and will use all reasonable efforts to have the Shelf Registration Statement declared effective by the SEC as soon as possible.

         (b) The Company shall keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant shares of the Common Stock until all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto.

         (c) Notwithstanding any other provisions of this Rights Agreement to the contrary, the Company shall cause the Shelf
Registration Statement, and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf
Registration Statement, or amendment or supplement thereto,

                (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC; and

                (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3. Registration Procedures. In connection with the registration pursuant to Rule 415 under the Securities Act contemplated by Paragraph 2 hereof (the "Shelf Registration"), the following provisions shall apply:

         (a) At least three (3) days prior to the filing thereof with the SEC, the Company shall furnish to the Holders a copy of the proposed form of the Shelf Registration Statement and each amendment thereto and each supplement, if any, to the prospectus included therein, and shall in its reasonable judgment reflect in each such document, when so filed with the SEC, such comments as such Holders may reasonably propose.

         (b) The Company shall give written notice to the Holders (which notice pursuant to clauses 3.(b)(2) through 3.(b)(5) hereinbelow shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                (1) when the Shelf Registration Statement or any amendment thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                (2) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration
        Statement or the initiation of any proceedings for that purpose;

                (4) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                (5) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus does not contain any untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall furnish to each Holder included within the coverage of the Shelf Registration, without charge, at least one (1) copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall deliver to each Holder included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Rights Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the selling Holders in connection with the offering and sale of the Common Stock covered by such prospectus or any such amendment or supplement.

         (f) Prior to any public offering of the Common Stock pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Holders of Common Stock included therein and their respective counsel in connection with the registration or qualification of the Common Stock for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Common Stock covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it is not then so qualified; or
(ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the shares of Common Stock to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holders may request a reasonable period of time prior to sales of the Common Stock pursuant to the Shelf Registration Statement.

         (h) Upon the occurrence of any event contemplated by paragraphs 3.(b)(2) through 3.(b)(5) during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraphs 3.(b)(2) through 3.(b)(5) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus.

         (i) The Company will comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

         (j) The Company may require each Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such Shelf Registration Statement the Common Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         (k) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of shares of the Common Stock pursuant to the Shelf Registration in an underwritten offering or otherwise.

         (l) The Company shall: (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company; and
(ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as shall be reasonably necessary, in the judgment of such Holder or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. Until the Shelf Registration Statement is filed with the SEC, the Company may require each Holder to agree to keep confidential any non-public information, relating to the Company, received by such Holder in accordance with this Paragraph 3.(l) and not disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Paragraph 3.(l)); provided that each Holder shall be released from its confidentiality obligations hereunder to the extent necessary to permit such Holder to trade its Common Stock in compliance with the securities laws if the Company breaches its obligations to timely file the Shelf Registration Statement and each Holder shall be relieved of its confidentiality obligations hereunder if the release of such information is required by law or necessary to respond to inquiries of regulatory authorities. The foregoing requirement shall exclude information which: (x) is or becomes generally available to the public other than as a result of disclosure by the Holder or the Holder's Representatives; or (y) becomes available to the Holder or any of the Holder's Representatives on a non-confidential basis from a source other than the Company or its affiliates or Representatives, provided that neither the Holder or any of the Holder's Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Company or its affiliates or Representatives to keep such information confidential. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, legal and financial advisors, accounts and other agents and representatives.

         (m)    The Company, if requested by any Holder, shall cause

                (1) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in form and substance reasonably acceptable to the Holder addressed to the selling Holders of the applicable Common Stock or the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in Paragraph 3.(k) hereof; the due authorization and issuance of the Common Stock; the absence of material legal or governmental proceedings involving the Company; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Common Stock or any agreement of the type referred to in Paragraph 3.(k) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all subject to customary assumptions and qualifications and otherwise in form and content customary for similar opinions;

                (2) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the selling Holders of the applicable shares of Common Stock or any underwriters of the applicable shares of Common Stock; and

                (3) its independent public accountants to provide to the selling Holders of the applicable Common Stock and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (n) The Company shall use all commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

        4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Paragraphs 2 and 3 hereof, whether or not the Shelf Registration is filed or becomes effective, and, shall bear or reimburse the Holders of the Common Stock covered thereby, for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority of the outstanding shares of the Common Stock covered thereby to act as counsel for the Holders in connection therewith.

        5.      Indemnification.

         (a) The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and their respective directors, officers, agents and representatives, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling Securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Paragraph 5.(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that in no event shall any indemnity under this Paragraph 5.(b) exceed the net proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Paragraph 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 5.

         (d) If the indemnification provided for in this Paragraph 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Paragraph 5.(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent. knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) The obligations of the Company and Holders under this Paragraph 5 shall survive the completion of any offering of Registrable Securities in a registration statement under Paragraph 2.

        6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their Registrable Securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Rights Agreement to prospective purchasers of Registrable Securities identified to the Company upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements.

        7. Underwritten Registrations. If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the managing underwriters will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering. No person may participate in any underwritten registration hereunder unless such person:

         (a) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and

         (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Rights Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of Registrable Securities, provided, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

        9.      Miscellaneous.

         (a) Additional Parties. The parties hereto agree that subsequent parties that purchase B Units by executing a B Unit Subscription Agreement shall, upon execution of a counterpart signature page hereto, be added as a party to this Rights Agreement and have all rights and privileges of the "Investors" and be subject and bound by all the terms and conditions hereof as if such subsequent party was one of the Investors on the date hereof.

         (b) Amendments and Waivers. Any term of this Rights Agreement may be amended or waived in writing and only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

         (c) Counterparts. This Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) Entire Agreement. This Rights Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.

         (e)    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED,
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.

         (f) Jurisdiction and Venue. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS RIGHTS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH IN THE B UNIT SUBSCRIPTION AGREEMENT OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED.

         (g) Notices. Unless otherwise provided, any notice required or permitted by this Rights Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth as set forth in the Subscription Agreement or as subsequently modified by written notice.

         (h) Sections and Headings. The sections and headings used in this Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Rights
Agreement.

         (i) Severability. If one or more provisions of this Rights Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.

         (j) Successors and Assigns. Except as otherwise provided in this Rights Agreement, the terms and conditions of this Rights Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Rights Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Rights Agreement, except as expressly provided in this Rights Agreement.

                       (Signature Pages Follow)

        IN WITNESS WHEREOF, the parties hereto have duly executed this Rights Agreement as of the date set forth above.


                                VISUAL BIBLE INTERNATIONAL, INC.






                                By: /S/Harold Kramer

                                Title: Executive Vice President

                 INVESTOR COUNTERPART SIGNATURE PAGE




                                INVESTOR:






                                Name of Investor: /s/Investors


                                By:


                                Title: